Exhibit 10.6

FOUNDER WARRANTS PURCHASE AGREEMENT

THIS FOUNDER WARRANTS PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”) is entered into by and among Capitol Acquisition Corp. III., a Delaware corporation (the “Company”), Capitol Acquisition Management 3 LLC, a Delaware limited liability company, Capitol Acquisition Founder 3 LLC, a Delaware limited liability company, Piyush Sodha, Richard C. Donaldson and Lawrence Calcano (collectively, the “Purchasers”) and Graubard Miller, as escrow agent (“Escrow Agent”).

The Company intends to consummate a public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (a “Share”), and one half of one warrant to purchase one Share at an exercise price of $11.50 per Share. The Purchasers have agreed to purchase an aggregate of 8,750,000 warrants (the “Founder Warrants”), each Founder Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, or additional amounts of Founder Warrants if the underwriters exercise their over-allotment option, up to 9,800,000 Founder Warrants if the underwriters in the Public Offering exercise their over-allotment option in full.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.          Authorization, Purchase and Sale; Terms of the Founder Warrants.

A.           Authorization of the Founder Warrants. The Company has duly authorized the issuance and sale of the Founder Warrants to the Purchasers.

B.           Purchase and Sale of the Founder Warrants.

(i)          At least 24 hours prior to the consummation of the Public Offering, the Purchasers shall deliver an aggregate purchase price of $9,800,000 (the “Purchase Price”) for the Founder Warrants to the Escrow Agent, to hold in a non-interest bearing account. However, if the underwriters exercise their over-allotment option in full or in part prior to the consummation of the Public Offering, the Purchasers need only contribute all or that portion of the additional $1,050,000, as applicable, for any additional Founder Warrants purchased in connection with such exercise.

(ii)          Simultaneously with the consummation of the Public Offering (the “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, 8,750,000 Founder Warrants. At such time, the Escrow Agent shall deposit $8,750,000 of the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement, pursuant to the terms of an Investment Management Trust Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company. On the Closing Date, upon the payment by the Purchasers of $8,750,000 of the Purchase Price by wire transfer of immediately available funds to the Trust Fund, the Company shall deliver certificates evidencing the 8,750,000 Founder Warrants duly registered in the Purchasers’ names to the Purchasers as set forth on Exhibit A attached hereto.

(iii)          Simultaneously with the consummation of the over-allotment option in the Public Offering (the “Option Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, such number of additional Founder Warrants, up to a maximum of 1,050,000 Founder Warrants, as is necessary to maintain the amount held in the Trust Fund at $10.00 per unit sold in the Public Offering. On each Option Closing Date, upon payment by the Purchasers of the portion of the Purchase Price related to the additional Founder Warrants being purchased at each Option Closing Date by wire transfer of immediately available funds to the Trust Fund, the Company shall deliver certificates evidencing such additional Founder Warrants duly registered in the Purchaser’s names to the Purchasers as set forth on Exhibit A attached hereto.

C.           Terms of the Founder Warrants.

(i)           Each Founder Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Warrant Agreement”).

(ii)          On the Effective Date, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Founder Warrants and the Shares underlying the Founder Warrants.

Section 2.          Representations and Warranties of the Company.  As a material inducement to the Purchasers to enter into this Agreement and purchase the Founder Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive the Closing Date) that:

A.           Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.           Authorization; No Breach.

(i)           The execution, delivery and performance of this Agreement and the Founder Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Founder Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii)           The execution and delivery by the Company of this Agreement and the Founder Warrants, the issuance and sale of the Founder Warrants, the issuance of the Shares of common stock upon exercise of the Founder Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the By-laws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.           Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Founder Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchasers will have good title to the Founder Warrants and the Shares issuable upon exercise of such Founder Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchasers.

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D.           Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3.          Representations and Warranties of the Purchaser.  As a material inducement to the Company to enter into this Agreement and issue and sell the Founder Warrants to the Purchasers, each of the Purchasers hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A.           Organization and Requisite Authority. Each Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.           Authorization; No Breach.

(i)           This Agreement constitutes a valid and binding obligation of each Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)           The execution and delivery by each Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by each Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by such Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which each Purchaser is subject.

C.           Investment Representations.

(i)            Each Purchaser is acquiring the Founder Warrants and, upon exercise of the Founder Warrants, the Shares issuable upon such exercise (collectively, the “Securities”) for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)           Each Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D.

(iii)          Each Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)         No Purchaser decided to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(v)          Each Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. Each Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Each Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

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(vi)         Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)        Each Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(viii)       Each Purchaser has such knowledge and experience in financial and business matters, know of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, are capable of evaluating the merits and risks of an investment in the Securities and are able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. Each Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Each Purchaser can afford a complete loss of their investments in the Securities.

Section 4.          Return of Funds. If the Company does not complete the Public Offering within fourteen (14) days of the date the Purchase Price is delivered to the Escrow Agent, the Purchase Price (without interest or deduction) will be returned to the undersigned.

Section 5.          Escrow Agent.

(i)          The Escrow Agent is serving hereunder solely as a convenience to the parties to facilitate the purchase and sale of the Founder Warrants and Escrow Agent’s sole obligation under this Agreement is to act with respect to the Purchase Price as described in Sections 1 and 4 of this Agreement. Escrow Agent shall not be liable to the Company or the Purchasers or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with serving as Escrow Agent unless Escrow Agent has acted in a manner constituting gross negligence or willful misconduct. Each of the Company and the Purchasers shall indemnify Escrow Agent against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this transaction except as a result of its gross negligence or willful misconduct.

(ii)          The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been sued or presented by the proper party or parties. Escrow Agent may conclusively presume that the Company and the Purchasers have full power and authority to instruct Escrow Agent on behalf of such parties unless written notice to the contrary is received by Escrow Agent.

Section 6.          Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the Closing Date.

Section 7.          Definitions.  Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 8.          Miscellaneous.

A.           Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof (including, without limitation one or more of its members).

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B.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D.           Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.           Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware.

F.           Amendments. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COMPANY:

CAPITOL ACQUISITION CORP. III

By:	/s/ Mark D. Ein
Name: Mark D. Ein
Title: Chief Executive Officer

PURCHASERS:

CAPITOL ACQUISITION MANAGEMENT 3 LLC

By:	/s/ Mark D. Ein
Name: Mark D. Ein
Title: Authorized Signatory

CAPITOL ACQUISITION FOUNDER 3 LLC

By:	/s/ L. Dyson Dryden
Name: L. Dyson Dryden
Title: Authorized Signatory

/s/ Piyush Sodha
Piyush Sodha

/s/ Richard C. Donaldson
Richard C. Donaldson

/s/ Lawrence Calcano
Lawrence Calcano

GRAUBARD MILLER, as Escrow Agent

By:	/s/ Jeffrey M. Gallant
Name: Jeffrey M. Gallant
Title: Partner

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Exhibit A

Name of Purchaser	Initial Purchase Price	Initial Founder Warrants	Over-Allotment Purchase Price	Over-Allotment Founder Warrants

Capitol Acquisition Management 3 LLC	$6,112,500	6,112,500	$787,500	787,500

Capitol Acquisition Founder 3 LLC	$2,037,500	2,037,500	$262,500	262,500

Piyush Sodha	$200,000	200,000	$0	0

Richard C. Donaldson	$200,000	200,000	$0	0

Lawrence Calcano	$200,000	200,000	$0	0

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